Fort James Corporation

       Series K $3.375 Cumulative Convertible Exchangeable Preferred Stock Series L $14.00 Cumulative Convertible Exchangeable Preferred Stock Series N $14.00 Cumulative Convertible Exchangeable Preferred Stock

                                Standby Agreement

                                                            New York, New York
                                                            March 10, 1998

Smith Barney Inc.
    As Representative of the several Purchasers
c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  Fort James Corporation, a Virginia corporation (the "Company"), intends to call for redemption on April 10, 1998 (the "Redemption Date") (i) all of the 1,999,695 outstanding shares of its Series K $3.375 Cumulative Convertible Exchangeable Preferred Stock (the "Series K Preferred Stock"), par value $10.00 per share, at $50.00 per share, plus accrued and unpaid dividends thereon, in the amount of $.64688 per share of Series K Preferred Stock to and including the Redemption Date, for a total redemption price of $50.64688 (the "Series K Redemption Price") per share of Series K Preferred Stock, (ii) all of the 999,765 outstanding shares of its Series L $14.00 Cumulative Convertible Exchangeable Preferred Stock (the "Series L Preferred Stock"), par value $10.00 per share, at $50.00 per Series L Depositary Share (as defined below), plus accrued and unpaid dividends thereon, in the amount of $.09722 per Series L Depositary Share to and including the Redemption Date, for a total redemption price of $50.09722 (the "Series L Redemption Price") per Series L Depositary Share and (iii) all of the 264,042 outstanding shares of its Series N $14.00 Cumulative Convertible Exchangeable Preferred Stock (the "Series N Preferred Stock"), par value $10.00 per share, at $50.00 per Series N Depositary Share (as defined below), plus accrued and unpaid dividends thereon, in the amount of $.09722 per Series N Depositary Share to and including the Redemption Date, for a total redemption price of $50.09722 (the "Series N Redemption Price") per Series N Depositary Share. The Series K Preferred Stock, the Series L Preferred Stock and the Series N Preferred Stock are collectively referred to herein as the "Redeemable Securities." Each of the Series K Redemption Price, the Series L Redemption Price and the Series N Redemption Price is referred to herein as a "Redemption Price." Shares of the Redeemable Securities are convertible into shares of the Common Stock, $.10 par value, of the Company ("Common Stock"), at any time prior to 5:00 P.M., New York City time, on the Redemption Date.
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                  The Series L Preferred Stock may be represented by up to
3,998,700 depositary shares (the "Series L Depositary Shares") issued by the Depositary (as defined herein) pursuant to the deposit agreement, dated as of September 18, 1987 (the "Series L Deposit Agreement"), among the Company, Sovran Bank, N.A., as depositary, or any successor depositary (the "Depositary") and the holders from time to time of the Series L Depositary Shares, with each Series L Depositary Share representing ownership of 1/4 of a share of Series L Preferred Stock. The Series N Preferred Stock may be represented by up to 1,056,168 depositary shares (the "Series N Depositary Shares" and, together with the Series L Depositary Shares, the "Depositary Shares") issued by the Depositary pursuant to the deposit agreement, dated as of January 1, 1990 (the "Series N Deposit Agreement" and, together with the Series L Deposit Agreement, the "Deposit Agreements"), among the Company, the Depositary and the holders from time to time of the Series N Depositary Shares, with each Series N Depositary Share representing ownership of 1/4 of a share of Series L Preferred Stock.

                  In order to ensure that the Company will have available sufficient funds to redeem any Redeemable Securities not converted prior to or on the Redemption Date, the Company desires to make arrangements pursuant to which the purchasers named in Schedule I hereto (the "Purchasers"), for whom you (the "Representative") are acting as Representative, will, following the Redemption Date, purchase shares of Common Stock that would have been issuable upon the conversion of the Redeemable Securities that have not been surrendered for conversion prior to 5:00 P.M., New York City time, on the Redemption Date. To the extent there are no additional Purchasers listed on Schedule I other than you, the term Representative as used herein shall mean you, as Purchasers, and the terms Representative and Purchasers shall mean either the singular or plural as the context requires.

                  Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

                 1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Purchaser as set forth below in this Section 1.

                  (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-_____) on Form S-3, including a related preliminary prospectus, for the registration under the Act of the issuance by the Company of the shares of Common Stock issuable upon conversion by the Purchasers of Redeemable Securities and the sale by the Purchasers of any shares of Common Stock that may be acquired by them hereunder.


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


         The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement, including the form of final prospectus, (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rule 424(b) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information required by the Act and the rules thereunder to be included in such registration statement and the Prospectus; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Purchaser through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto). As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all such required material information, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond those contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and, on the Redemption Date and on the Closing Date (as defined herein), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b), on the Redemption Date and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Purchaser through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

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


                (c) Shares of Series K Preferred Stock are convertible into Common Stock at a rate of 1.3376 shares of Common Stock per share of Series K Preferred Stock. Series L Depositary Shares and Series N Depositary Shares are convertible into Common Stock at a rate of 1.3626 shares of Common Stock per Series L Depositary Share or Series N Depositary Share, as the case may be. At the Execution Time, there were outstanding 1,999,695 shares of Series K Preferred Stock, 999,765 shares of Series L Preferred Stock represented by 3,998,700 Series L Depositary Shares and 264,042 shares of Series N Preferred Stock represented by 1,056,168 Series N Depositary Shares. The redemption of all the outstanding Redeemable Securities and Depositary Shares has been duly authorized by the Company. By the close of business on the Business Day following the date of execution hereof, all of the Redeemable Securities and Depositary Shares will have been duly called for redemption in accordance with the Articles of Incorporation of the Company, as amended (the "Articles of Incorporation"), or the terms of the relevant Deposit Agreement, as the case may be; and the right to convert the Redeemable Securities into shares of Common Stock will, as a result of such call, expire at 5:00 P.M., New York City time, on the Redemption Date. Copies of the forms of notice of redemption and the related letters of transmittal (collectively, the "Notices of Redemption") with respect to each series of Redeemable Securities have been heretofore delivered to you by the Company. The Redeemable Securities and the Depositary Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

                (d) The Company has neither taken nor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the conversion of the Redeemable Securities (provided that the Company does not make any representation as to any actions that may be taken by any Purchaser); and the Company has not distributed and will not distribute any prospectus or other offering material in connection with the issue and sale of the Securities other than the Registration Statement, any preliminary prospectus filed with the Commission or the Prospectus or other material permitted by the Act.

                 (e) The Company has neither paid or given, nor will pay or give, directly or indirectly, any commission or other remuneration for soliciting the conversion of Redeemable Securities into Common Stock and cash.

                 (f) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                 (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business (a "Material Adverse

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




         Effect"), and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

              (h) This Agreement has been duly authorized, executed and delivered by the Company.

              (i) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

              (j) Fort James Operating Company (formerly James River Paper Company, Inc.) ("FJOC"), Fort James N.V. ("FJNV"), Fort James Fiber Company ("FJFC" and, together with FJOC and FJNV, the "Significant Subsidiaries") and Fort James Maine, Inc. are the only direct subsidiaries of the Company that are "significant subsidiaries" of the Company (as such term is defined under Regulation S-X).

              (k) The call of the Redeemable Securities for redemption, the conversion or redemption thereof, the issue and sale of the Securities (as hereinafter defined), the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or pursuant to any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will any such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, known to the Company having jurisdiction over the Company or any of its assets, properties or operations which would result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

              (l) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency by or on behalf of the Company is necessary or required for the performance by the Company of its obligations hereunder, in connection with the issue and sale of the Securities hereunder or the consummation by the Company of the transactions

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



         contemplated by this Agreement, except such as have been already obtained, and except for such that would not reasonably be expected to have a Material Adverse Effect or as may be required under the Act or the applicable rules and regulations of the Commission thereunder or state securities laws.

                 2.         Purchase and Conversion of Redeemable Securities.
Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth:

                 (a) Each Purchaser, severally and not jointly, agrees to surrender for conversion into Common Stock prior to 5:00 P.M., New York City time, prior to or on the Redemption Date all Redeemable Securities and Depositary Shares purchased by such Purchaser pursuant to Section 4 hereof or otherwise acquired by such Purchaser. The shares of Common Stock issued to the Purchasers upon the conversion of Redeemable Securities and Depositary Shares are referred to as the "Conversion Securities."

                 (b) If any Redeemable Securities have not been surrendered for conversion prior to 5:00 P.M., New York City time, on the Redemption Date, at the option of the Company, exercisable by giving notice in writing to the Representative not later than 8:00 P.M., New York City time, on the Redemption Date, the Company shall sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, at a purchase price of $__________ per share of Common Stock that would have been issuable upon conversion of Series K Preferred Stock not surrendered for conversion and $__________ per share of Common Stock that would have been issuable upon conversion of Series L Preferred Stock or Series N Preferred Stock not surrendered for conversion, such number of shares of Common Stock as shall be specified in such notice (but, in each case, not in excess of such number of shares of Common Stock as would have been issuable upon the conversion of all shares of Series K Preferred Stock, Series L Preferred Stock or Series N Preferred Stock, as the case may be, not surrendered for conversion) multiplied by the percentage set forth opposite such Purchaser's name in Schedule I hereto (rounded to the nearest whole number of shares). The shares of Common Stock to be purchased pursuant to this Section 2(b) are referred to as the "Purchased Securities" and, together with the Conversion Securities, the "Securities."

                 (c) It is understood that the Purchasers intend to resell the Securities from time to time at prices prevailing in the open market. On or prior to the fifteenth day after the Redemption Date, each Purchaser shall remit to the Company 50% of the excess, if any, of (i) the aggregate proceeds received by such Purchaser from the sale of Purchased Securities (net of selling concessions, transfer taxes and other expenses of sale) over (ii) an amount equal to the average cost to such Purchaser of purchasing the Purchased Securities pursuant to paragraph (b) above multiplied by the number of Purchased Securities. Upon completion of the sale of the Purchased Securities, each Purchaser shall furnish to the Company a statement setting forth the aggregate proceeds received on the sale thereof and the applicable selling concessions, transfer taxes and other expenses of sale. For purposes of the foregoing determination, any Purchased Securities not sold by or for the account of the Purchaser prior to the close of business on the tenth day after the


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



         Redemption Date shall be deemed to have been sold on such tenth day for an amount equal to the last reported sale price of the Common Stock on such day. Nothing contained herein shall limit the right of the Purchasers, in their discretion, to determine the price or prices at which, or the time or times when, any Securities shall be sold, whether or not prior to the Redemption Date and whether or not for long or short account.

                           Delivery of and payment for the Purchased Securities shall be made at 10:00 A.M., New York City time, on April 13, 1998, which date and time may be postponed by agreement between the Representative and the Company (such date and time of delivery and payment for the Purchased Securities being herein called the "Closing Date"). Delivery of the Purchased Securities shall be made to the Representative for the respective accounts of the several Purchasers against payment by the several Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Purchased Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. The closing of the purchase and sale of the Purchased Securities shall be made at the office of Cleary, Gottlieb, Steen & Hamilton, New York, New York.

              3. Compensation. As compensation for the commitment of the Purchasers hereunder, the Company will pay to the Representative for the respective accounts of the several Purchasers an amount equal to the sum of (i) $__________ plus (ii) if the aggregate number of the Securities exceeds 478,127 shares, an additional $__________ per share for the aggregate number of the Securities.

                  Such compensation shall be paid to the Representative for the respective accounts of the several Purchasers by wire transfer payable in same-day funds to an account specified by the Representative, on (A) if the Purchasers are required to purchase any Purchased Securities, the Closing Date, or (B) otherwise, as soon as practicable after the Redemption Date (but in no event later than two Business Days thereafter).

              4. Additional Purchases. The Purchasers may purchase Redeemable Securities, in the open market or otherwise, in such amounts and at such prices as the Purchaser may deem advisable. All Redeemable Securities so purchased will be converted by the Purchasers into Common Stock in accordance with Section 2(a) hereof. The Common Stock acquired by the Purchasers upon conversion of any Redeemable Securities acquired pursuant to this Section 4 may be sold at any time or from time to time by the Purchasers. It is understood that, for the purpose of stabilizing the price of the Common Stock or otherwise, the Purchasers may make purchases and sales of Common Stock, in the open market or otherwise, for long or short account, on such terms as they may deem advisable and they may overallot in arranging sales.

              5. Agreements. The Company agrees with the several Purchasers that:

                  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any


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



         amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object in writing; PROVIDED, HOWEVER, that the preceding clause shall not apply to the filing of any document required to be filed by the Company under the Exchange Act that upon filing is deemed to be incorporated by reference in the Registration Statement, except that the Company shall, to the extent practicable, furnish you a copy of any such document a reasonable time prior to filing. Subject to the foregoing sentence, if filing of the Prospectus is required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Registration Statement (and any amendment thereto), if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representative of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                   (c) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.


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                   (d)      The Company will furnish to the Representative and
         counsel for the Purchasers, without charge, five signed copies of the Registration Statement (including exhibits thereto) and to each other Purchaser a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by a Purchaser or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the transactions contemplated hereby. The Company will pay all transfer taxes as may be imposed on the Purchasers in connection with their purchase of Redeemable Securities pursuant hereto.

                   (e) The Company will use its best efforts to qualify the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to execute a general consent to service of process in any state or to otherwise subject itself to taxation (other than stock transfer taxes) in connection with any such qualification.

                   (f) The Company will mail or cause to be mailed not later than the Business Day following the date of execution hereof the Notices of Redemption by first class mail to the registered holders of the Redeemable Securities and the Depositary Shares as of the close of business on the date of execution hereof, which mailing will conform to the requirements of the Articles of Incorporation. The Company will not withdraw or revoke the Notices of Redemption or attempt to do so.

                   (g) The Company will advise the Representative daily of the amount of Redeemable Securities and Depositary Shares surrendered in the previous day for redemption or for conversion.

                   (h) The Company will not take any action the effect of which would be to require an adjustment in the conversion price of the Redeemable Securities.

                   (i) The Company will not, prior to the Redemption Date (and, if the aggregate number of the Securities exceeds 478,127 shares, for an additional period of 90 days following the Redemption Date), without the prior written consent of Salomon Smith Barney, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock (other than the Securities) or any securities convertible into, or exchangeable for, shares of Common Stock (other than any such sale or disposition of such securities pursuant to the registration of such securities on Form S-4 or Form S-8 under the Act or any successor forms or any such sale or disposition of such securities in connection with any merger or consolidation involving the Company or a subsidiary of

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




         the Company or the acquisition by the Company or a subsidiary of the Company of the capital equity or substantially all of the assets of any other person or entity); PROVIDED, HOWEVER, that the provisions of this paragraph shall not (A) prevent the conversion or exchange pursuant to their terms of any securities of the Company outstanding at the Execution Time into or for other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock or (B) apply to any issuance of securities under the Rights Agreement (as defined in the Registration Statement).

                6. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to convert Redeemable Securities and to purchase any Purchased Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Effective Date occurring after the Execution Time, the Redemption Date and, as to the purchase of the Purchased Securities, the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representative agrees in writing to a later time, the Registration Statement shall have become effective not later than 6:00 P.M., New York City time, on the date of execution hereof; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                (b) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Representative the opinion of McGuire, Woods, Battle & Boothe LLP, counsel for the Company, dated the date of this Agreement and the Closing Date, respectively, to the effect that:

                     (i) the Company has been duly organized and is validly existing and in good standing under the laws of the Commonwealth of Virginia; each of FJOC and FJFC has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation; each of the Company, FJOC and FJFC has corporate power and authority to conduct its business as described in the Prospectus; each of the Company, FJOC and FJFC is, if applicable, duly qualified to do business and is, if applicable, in good standing in each jurisdiction in which it owns or leases a material amount of real property;

                     (ii) all of the outstanding shares of capital stock of FJFC and FJOC have been duly authorized and validly issued, are fully paid and non-assessable and are owned beneficially, directly or indirectly (except as otherwise stated in the Prospectus), by the Company subject to no perfected mortgage, pledge, lien, encumbrance, charge or adverse claim and, to the knowledge of such counsel, any other mortgage, pledge, lien, encumbrance, charge or adverse claim;

                     (iii) the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the outstanding Redeemable Securities and the Depositary Shares have been duly and validly authorized and issued and are fully paid and non-assessable; assuming the mailing of the Notices of Redemption in accordance with
                  Section 1(c) hereof, all the Redeemable Securities will have been duly called for redemption by the close of business on the Business Day following the date of execution hereof and the right to convert the Redeemable Securities into shares of Common Stock will expire at 5:00 P.M., New York City time, on April 10, 1998; the shares of Common Stock issuable upon conversion of the Redeemable Securities have been duly and validly authorized and, when issued and delivered upon conversion of any Redeemable Securities pursuant to this Agreement, will be fully paid and nonassessable; the Purchased Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be fully paid and nonassessable; the Converted Securities (and, for the opinion to be delivered on the Closing Date only, the Purchased Securities) are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion of the Redeemable Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

                     (iv) the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings, contracts and other documents (including in each case the documents incorporated by reference therein) are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

                     (v) such counsel has no reason to believe that on the Effective Date or at the Execution Time the Registration Statement contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

                       (vi) the statements in the Prospectus under the caption "Description of Capital Stock," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                       (vii) this Agreement has been duly authorized, executed and delivered by the Company;

                       (viii) the call of the Redeemable Securities for redemption, the conversion or redemption thereof, the issue and sale of the Securities, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein and compliance by the Company with its obligations hereunder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument known to such counsel to which the Company or any Significant Subsidiary is a party or by which it is bound or to which any of the property of the Company or any Significant Subsidiary is subject, the Company's or any Significant Subsidiary's Articles of Incorporation, as amended to date, or by-laws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Purchasers; PROVIDED that no opinion is called for with respect to any such consent, approval, authorization or order required to be obtained under the Act and the applicable rules and regulations of the Commission thereunder that have been obtained or as may be required under state securities laws or Blue Sky Laws of the various states;

                      (ix) the Company is not and, after giving effect to the issue and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended; and

                      (x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for rights of Leeway & Company, as nominee of the Long-Term Incentive Trust ("Leeway"), which have been effectively waived.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Virginia or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date. The opinion of such counsel shall be rendered to the Purchasers at the request of the Company and shall so state therein.

              (c) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Representative the opinion of De Brauw Blackstone Westbroek, counsel for FJNV, dated the date of this Agreement and the Closing Date, respectively, to the effect that:

                     (i) FJNV has been duly organized and is validly existing and, if applicable, in good standing under the laws of the Netherlands; FJNV has corporate power and authority to conduct its business as described in the Prospectus; and FJNV is, if applicable, duly qualified to do business and is, if applicable, in good standing in each jurisdiction in which it owns or leases a material amount of real property; and

                     (ii) all of the outstanding shares of capital stock of FJNV have been duly authorized and validly issued, are fully and non-assessable and are owned beneficially, directly or indirectly (except as otherwise stated in the Prospectus), by the Company subject to no perfected mortgage, pledge, lien, encumbrance, charge or adverse claim and, to the knowledge of such counsel, any other mortgage, pledge, lien, encumbrance, charge or adverse claim.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Netherlands, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (c) include any supplements thereto at the Closing Date. The opinion of such counsel shall be rendered to the Purchasers at the request of the Company and shall so state therein.

                  (d) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Representative the opinion of Wachtell, Lipton, Rosen & Katz, counsel for the Company, dated the date of this Agreement and the Closing Date, respectively, to the effect that:

                     (i) the authorized capital stock of the Company is as set forth in the Prospectus; and the Shares conform to the description of the Common Stock contained in the Prospectus;

                     (ii) the statements in the Registration Statement under the caption "Certain Federal Income Tax Considerations" and in the Notices of Redemption under the caption "Certain Federal Income Tax Considerations," in each case insofar as such statements constitute summaries of the legal matters referred to therein, fairly present the information called for with respect to such legal matters and fairly summarize the matters referred to therein;

                     (iii) such counsel has been advised by the staff of the Commission that the Registration Statement has become effective under the Act on the date and at the time specified in such opinion; the Prospectus was filed pursuant to the subparagraph of Rule 424(b) under the Act specified in such opinion on the date specified therein in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement under the Act has been issued and, to such counsel's knowledge, no proceeding has been instituted or threatened;

                     (iv) the Registration Statement and the Prospectus, and any further amendments or supplements thereto (other than the financial statements and other financial data therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; and the documents from which information is incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act and of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (other than the financial statements and other financial data therein, as to which such counsel need express no opinion);

                     (v) such counsel has no reason to believe that on the Effective Date or at the Execution Time (or, for the opinion to be delivered on the Closing Date, at the latest Effective
                  Date) the Registration Statement contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or, for the opinion to be delivered on the Closing Date, as of the Closing Date) includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion).

         In rendering such opinion, such counsel may (A) state that their opinion is limited to matters governed by the laws of the State of New York or the Federal laws of the United States and (B) rely, as to matters of fact, to the extent they deem proper, on the representations made by the Company herein or on certificates of public officials. References to the Prospectus in this paragraph (d) include any supplements thereto at the Closing Date. The opinion of such counsel shall be rendered to the Purchasers at the request of the Company and shall so state therein.

                 (e) On the date of this Agreement and on the Closing Date, the Representative shall have received from Cleary, Gottlieb, Steen & Hamilton and Shearman & Sterling, counsel for the Purchasers, such opinion or opinions, dated the date of this Agreement and the Closing Date, respectively, and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplements thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. The opinion or opinions of such counsel shall be rendered to the Purchasers at the request of the Company and shall so state therein.

                 (f) On the date of this Agreement, on each Effective Date occurring after the Execution Time and on the Closing Date, the Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, the Executive Vice President or the Senior Vice President and the principal financial or accounting officer of the Company, dated the date of delivery, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and to the effect that, to the best of their knowledge based upon reasonable investigation:

                      (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on the date of such certificate and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

                      (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                      (iii) since the date of the most recent financial
                  statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change or development involving a prospective material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                   (g) At the Execution Time, on each Effective Date occurring after the Execution Time on which financial information is included or incorporated in the Registration Statement or the Prospectus and on the Closing Date, Coopers & Lybrand L.L.P. shall have furnished to the Representative a letter, dated respectively as of the Execution Time, each such Effective Date and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and Prospectus.

                References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

                   (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease in certain line items of the Company's financial statements specified in the letter or letters referred to in paragraph (g) of this
         Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                   (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                   (j) The Converted Securities (and, as to the purchase of the Purchased Securities on the Closing Date, the Purchased Securities, as well) shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and satisfactory evidence of such action shall have been provided to the Representative.

                   (k) At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto addressed to the Representative from each of the directors and officers of the Company listed on Schedule II hereto.

                   (l) The Company shall have provided to the Representative a copy of a letter from Leeway waiving certain registration rights.

                   (m) The Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary, Gottlieb, Steen & Hamilton, counsel for the Purchasers, at One Liberty Plaza, New York, New York, on the due date for delivery thereof.

                7. Reimbursement of Purchasers' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof is not satisfied other than by reason of a breach by any of Purchasers, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Purchasers, the Company will reimburse the Purchasers severally through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Purchaser, the directors, officers, employees and agents of each Purchaser and each person who controls any Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser through the Representative specifically for inclusion therein; PROVIDED, FURTHER, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Purchaser from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Purchaser occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Purchasers, (x) delivery of the Prospectus was required by the Act to be made to such person,
(y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Purchaser, but only to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission, or alleged untrue statement or omission or alleged omission made in the documents referred to in the foregoing indemnity in reliance upon and in conformity with written information relating to such Purchaser furnished to the Company by or on behalf of such Purchaser through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which any Purchaser may otherwise have. The Company acknowledges that
(i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, (ii) the legend in block capital letters on page 2 related to stabilization and (iii) the sentences related to concessions and the next to last paragraph related to stabilization under the heading "Standby Arrangements" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Purchasers for inclusion in any Preliminary Prospectus or the Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of local counsel at any time for all such Purchasers and controlling persons, which firm shall be designated in writing by Salomon Smith Barney. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchasers on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Purchaser (except as may be provided in any agreement among purchasers relating to the offering of the Securities) be responsible for any amount in excess of the fees payable by the Company to such Purchaser pursuant to Section 3 hereof. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Purchasers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (i) the aggregate Redemption Price for the Redeemable Securities converted by the Purchasers pursuant to Section 2(a) hereof and (ii) the amount paid by the Purchasers to the Company pursuant to Section 2(b) hereof (less the total fees payable by the Company to the Purchasers pursuant to Section 3 hereof), and benefits received by the Purchasers shall be deemed to be equal to the total fees payable by the Company to the Purchasers pursuant to Section 3 hereof. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Promptly after receipt by a party entitled to contribution under this Section 8 of notice of the commencement of any action, such party will, if a claim for contribution in respect thereof is to be made against another party or parties under this paragraph (d), notify such party or parties in writing of the commencement thereof; but the failure so to notify such party or parties (i) will not relieve such party or parties from liability under this paragraph (d) unless and to the extent it or they did not otherwise learn of such action and such failure results in the forfeiture by such party or parties of substantial rights and defenses and (ii) will not, in any event, relieve such party or parties from any obligations to any party entitled to contribution other than the contribution obligation provided in this paragraph (d). Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                     9. Soliciting Conversions. The Purchasers may assist the Company in soliciting conversion of the Redeemable Securities by the holders thereof but shall not be entitled to compensation by the Company for any such assistance.

                     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company at any time prior to the Closing Date, if at any time prior to such time (i) trading in the Company's Common Stock or in the Depositary Shares shall have been suspended by the Commission or the New York Stock Exchange, trading in the Redeemable Securities shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive the conversion of any Redeemable Securities and the delivery of and payment for any Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney General Counsel (fax no.: (212) 816-7912 and confirmed to the General Counsel, Salomon Smith Barney, at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Fort James Corporation, 120 Tredegar Street, Richmond, Virginia 23219, telefax number: (804) 343-4609, attention of the Senior Vice President and General Counsel.

                     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                     15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                    16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                    17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
          Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Regulation Statement is filed.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above.

                  "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

                  "Rule 415" and "Rule 424" refer to such rules under the Act.

                  "Salomon Smith Barney" shall mean Smith Barney Inc. or Salomon Brothers Inc, to the extent that either such party is a signatory to this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Purchasers.




                                      Very truly yours,


                                      Fort James Corporation



                                      By:___________________________________
                                           Name:  Clifford A. Cutchins, IV
                                           Title: Senior Vice President and
                                                      General Counsel
The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


Smith Barney Inc.

By:
   ------------------------
     Name:
     Title:

                                   SCHEDULE I


                           Purchaser                    Percentage of Shares
                                                           to be Purchased
                           ---------                       ----------------


Smith Barney Inc. ...................................             100%

                                   SCHEDULE II


                             Directors and Officers
                             -----------------------

                                                                EXHIBIT A



                             Fort James Corporation
                      Standby Underwriting of Common Stock
                     --------------------------------------



                                                               March 10, 1998




Smith Barney Inc.
   As Representative of the several Purchasers
c/o Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed Standby Agreement (the "Standby Agreement") between Fort James Corporation, a Virginia corporation (the "Company"), and you as representative (the "Representative") of a group of Purchasers named therein, relating to a call for redemption by the Company of all of its outstanding Series K $3.375 Cumulative Convertible Exchangeable Preferred Stock, Series L $14.00 Cumulative Convertible Exchangeable Preferred Stock and Series N $14.00 Cumulative Convertible Exchangeable Preferred Stock. Shares of such Preferred Stock are convertible into shares of the Common Stock, $.10 par value, of the Company ("Common Stock"), at any time prior to 5:00 P.M., New York City time, on the Redemption Date (as defined in the Standby Agreement).

                  In order to induce you and the other Purchasers to enter into the Standby Agreement, the undersigned hereby agrees that, without the prior written consent of Smith Barney Inc. (which will not be unreasonably withheld), the undersigned will not, prior to or on the Redemption Date [(and, if the aggregate number of the Securities (as defined in the Standby Agreement) exceeds 478,127 shares, for an additional period of 90 days following the Redemption
Date)][1], offer, sell, contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as



--------
1 Bracketed language will be included only in lock-up letters signed by officers or directors who beneficially own 50,000 or more shares of Common Stock as of the date of the lock-up letter.

amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, other than shares of Common Stock disposed of as bona fide gifts approved by Smith Barney Inc.[; PROVIDED, HOWEVER, that following the Redemption Date, the undersigned may sell up to 15% of the number of shares of Common Stock that are beneficially owned by the undersigned on the date of this agreement.][2]

                  If for any reason the Standby Agreement shall be terminated prior to the Closing Date (as defined in the Standby Agreement), the agreement set forth above shall likewise be terminated.

                                               Yours very truly,



                                               -------------------------
                                               [Name]






------------------
2 Bracketed language will be included only in lock-up letters signed by officers or directors who beneficially own 50,000 or more shares of Common Stock as of the date of the lock-up letter.




                                      A-2